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                                                                   Exhibit 10.13

I, Joseph Tung, certify that set forth below is a fair and accurate English translation of the required document included as an exhibit to this Registration Statement.

                               By: /s/ JOSEPH TUNG
                                   ------------------------------
                                   Title: Chief Financial Officer
                                   Dated: August 28, 2000

VIII. Procedures for Employee Dividend Reinvestment and Cash Purchases of
Shares.

     1.   Purpose:

          According to the labor capital integration and employee profit sharing and share holding policies, every shareholders' meeting shall follow this procedure when determining the shares and warrants issuable to the employees who participate in the Dividend Reinvestment Plan and the Cash Purchase of Shares.

     2.   Distribution Recipient:

          Every current employee of the company that is employed before December 31 of each year, excluding employees of the Overseas Reinvestment Company, while including the employees who work at the Not-for-Profit Units that produced the Consolidated Financial Statement, and who are deemed to be the employees of this company, are eligible to participate in the Employee Reinvestment Plan & Cash Purchase of Shares.

          All employees employed two months before the Record Day of share purchase year have rights to purchase shares. The contract workers are not eligible for the Employee Dividend Reinvestment Plan or Cash Purchase of Shares.

     3.   Employee Dividend Calculation Procedure:

          Employee Dividend = (After Tax Profit of the Fiscal Year - Amount Paid for Losses of Previous Years - Retained Earning required by the Company Law - Legal Retained Earnings - Special Retained Earnings According to the Articles of Association and Shareholder Meeting Resolution) * 5%.

          Such Employee Dividend Distribution amounts are subject to partial withholding by the resolution of the Board of Directors for purpose of equity investment and for cash distribution reserves. The remaining

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     amount for the employee dividend distribution is further subject to the approval of the shareholders' meetings.

4.   Employee Share Cash Purchase Procedure:

     Pursuant to Article 267 of the Company Law, the Board of Directors or shareholders' meeting shall resolve to reserve 10-15% of the newly offered shares for the employees to purchase when a cash investment to equity is being processed.

5.   Not-for-Profit Units Distribution Ratio Calculation Procedure:

     1).  The share distribution ratio for each Not-for-Profit Unit:

               The shares shall be distributed to each Not-for-Profit Unit based on the extent to which it contributed to the after tax profit or reinvestment profit of the company.

     2). Share Distribution Procedure for Not-for-Profit Unit that incurs losses or has un-recovered losses from previous years.

               Reduction of dividend for parent company employees as a result of losses incurred by subsidiaries will be recorded until the same amount is paid to the parent company employees when the subsidiaries earn a profit.

     3). The number of shares that each Not-for-Profit Unit can purchase for its employees shall be determined by the resolution of the Board of Directors.

6. This procedure, as well as its amendments, shall be executed after the approval of the Board of Directors.

Note

     (1) The Employee Dividend Distribution is subject to the reductions required by the Company Law and the company's Articles of Association.

     (2) Individual Points = Points for Attendance + Points for Seniority + Points for Ranks + Point for Special Circumstances.

     (3) The total number of shares distributable should be determined pursuant to the share numbers of employee dividend reinvestment approved by the shareholders' meeting and the Securities Regulatory Committee.

     (4) Share distribution shall be rounded to 10 shares. Share numbers fewer than 10 will be distributed to the Welfare's Committee to be added to the Employees' Welfare Fund.


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VII. Share Distribution Method
     Calculation of points will be based on attendance, seniority, rank, and special circumstances. Points for each of the above category will be calculated separately and then aggregated to determine the number of shares each employee is entitled.
          1. Attendance
               1).  Points for Attendance.
                    From January 1 to December 31, for each day at work, 6 points for day shift, 7 points for night shift.
               2).  Points for Absence.
                    No points will be deducted for military leaves, public holidays, funeral leaves, and annual vacations.
                    Points deducted for the absence of each work day of 8 hours are as follows:

Absence                       Day Shift      Night Shift
-------                       ---------      -----------
Marriage or Maternity Leave    9              10.5
Sick Days or Unpaid Leaves    18              21
Personal Days                 36              42
No Shows                      90             105

               3). The overall points deducted for absence will be shared by all employees.

     2.   Seniority
          15 points for each month at work.
          Time less than a month is counted as one full month. The maximum seniority is 25 years.

     3.   Rank

Rank      I         II        III       IV        V
Points    750       1,500     2,500     3,500     4,500
Rank      VI        VII       VIII      VIIII     X
Points    5,500     7,000     8,000     9,000     15,000

     Count the number of months for time less than one year, Time less than a month is considered one full month.
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4.  Points for Special Circumstances

     1). Points shall be calculated as follows for merits and mistakes to provide incentives and penalties to all employees.


----------------------------------------------------------------------------

Honors              Points              Disciplinary        Points
                    Credited            Actions             Deducted
----------------------------------------------------------------------------

First               300                 First               300
Honor                                   Level
----------------------------------------------------------------------------

Second              100                 Second              100
Honor                                   Level
----------------------------------------------------------------------------

Third               30                  Third               30
Honor                                   Level
----------------------------------------------------------------------------


     2). Company improvement activities such as Reward Policy Promotion, QCC activities, Proposal Reward, TCM Promotion/Internal Teacher Award will be addressed separately and to have points credited in forms of Special Circumstance Points once approved by director.

5.  Points for Periodical Evaluation

     Points shall be awarded or deducted to an employee that holds a rank of I to VIII, on basis of the employee's quarterly evaluations in that year, in order to provide incentives and penalties according to an employee's performance.

     A-50 points credited
     B-25 points credited
     D-100 points deducted
     E-200 points deducted

     Points for Periodical Evaluation has been included in the Employee Share Option Plan since 1988.


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